Exhibit 99.1

Ucommune and Orisun Acquisition Corp. Combine to Bring to the Public Markets the Most Recognized and Largest Agile Office Space Manager and Co-Working Community Operator in China

Combined Company Expected to Trade on the NASDAQ Post-close under a New Ticker Symbol

●	Ucommune was founded in 2015, with early investors including Sequoia Capital China, Matrix Partners China, Sinovation Ventures, and Zhenfund. Ucommune has become the largest agile office space manager and co-working community operator in China with more than 700,000 members across 211 office spaces in Greater China and Singapore.[1]

●	Ucommune generated revenues of 1,179 million RMB (approximately $170 million in USD) in 2019 (unaudited), and revenues grew over 160% from 2018 to 2019.[2] Management estimates the Company will generate revenues of 1,350 million RMB (approximately $190 million in USD) and 2,100 million RMB (approximately $295 million in USD) in 2021 and 2022 respectively.

●	The combined company will have a pro forma firm value of approximately $769 million at closing or 2.58x 2022 net revenue, assuming no shareholder redemption and the Company receives $44.8 million cash[3] from Orisun’s trust account.

New York, NY — July 6, 2020 — Orisun Acquisition Corp. (“Orisun”) (NASDAQ: ORSN, ORSNU, ORSNW, ORSNR), a special purpose acquisition company, announced today that it has entered into a definitive merger agreement (the “Merger Agreement”) for a business combination with Ucommune Group Holdings Limited (“Ucommune” or the “Company”), a leading agile office space manager and provider in China.  Upon consummation of the transaction contemplated by the Merger Agreement, (i) Orisun will reincorporate to Cayman Islands by merging with and into Ucommune International Ltd, a Cayman Islands exempted company and wholly owned subsidiary of Orisun (“Ucommune International”), and (ii) concurrently with the reincorporation merger, Everstone International Ltd (“Merger Sub”), a Cayman Islands exempted company and wholly owned subsidiary of Ucommune International, will be merged with and into Ucommune, resulting Ucommune being a wholly owned subsidiary of Ucommune International. Upon the closing of the transactions, the parties plan to remain NASDAQ-listed under a new ticker symbol.

Founded in 2015, Ucommune currently has more than 700,000 members and more than 94,000 work stations across 211 office spaces in Greater China and Singapore with an aggregate managed area of 686,000 square meters (approximately 7.38 million square feet) as of December 31, 2019. Since its inception, Ucommune has been developing an asset-light model under which Ucommune provides space design, renovation, and management services to develop and manage agile office spaces for landlords who contribute most of the capital investments needed to build out and launch new spaces. In addition to agile office space services, Ucommune cooperates with over 700 business partners to offer its members additional revenue generating services including advertising and branding services, catering, fitness, healthcare, training and entertainment as well as general corporate services, such as corporate secretary, human resources, legal, finance, IT support and tax services. Ucommune’s existing investor base includes Sequoia Capital China, Matrix Partners China, Sinovation Ventures, ZhenFund, and Gopher Asset Management.

The Company’s revenues grew over 160% from 2018 to 2019. In 2020, the Company expects to experience modest revenue decline due to the COVID-19 pandemic. Ucommune has already seen improved revenues in recent weeks . Management forecasts an approximately 66% CAGR of revenues between 2017 and 2022.

According to Frost & Sullivan, the addressable Agile Office Space Industry in China is 132 billion RMB (approximately $19 billion in USD).1 The market grew at a compound annual growth rate, or CAGR, of 72% from 2013 to 2018, and is estimated to grow at a CAGR of 50% from 2018 to 1.03 trillion RMB (approximately $146 billion in USD) by 2023.

1 According to Frost & Sullivan’s report on November 9, 2019, in terms of the number of agile office spaces, aggregate managed area and number of cities covered in China as of September 30, 2019.

2 According to the unaudited financial statements of Ucommune.

3 According to the number as of 03/31/2020.

Ucommune’s current management team will continue running the Company after the transaction.

“We are excited to combine Orisun with Ucommune and admire the Company that Mr. Daqing Mao and the Ucommune management team have built” said Wei Chen, Chairwoman of Orisun. “I look forward to working with Ucommune’s dynamic management team to help them thrive as a public company while they continue to grow.”

Daqing Mao, Founder of Ucommune, commented, “We are thrilled to enter into the Merger Agreement with Orisun, and today’s announcement marks a key milestone for Ucommune. This transaction directly aligns with our strategic objectives, and will unleash the exciting potential of our new growth initiatives, including the expansion of our asset-light model. As a publicly listed company, we look forward to strengthening our market leading position and to expanding our footprint in China. With smart technology and efficient business operations, we will continue to empower more members in communities across China, unleashing their potential and creating maximum value for society.”

Key Transaction Terms

Under the terms of the Merger Agreement, Orisun’s wholly owned subsidiary Ucommune International will acquire Ucommune, resulting in Ucommune International being a listed company on the Nasdaq Capital Market. At the effective time of the transactions, Ucommune’s shareholders and management will receive 70 million ordinary shares of Ucommune International. In addition, Ucommune shareholders will be entitled to receive earn-out consideration of up to an additional four million ordinary shares of Ucommune International, subject to Ucommune exceeding certain net revenue targets in 2020, 2021 and 2022 or achieving certain share price thresholds prior to certain future dates as set forth in the Merger Agreement. All shares held by existing Ucommune shareholders will be subject to lock-up agreements for a period of at the least six (6) months following closing of the transaction, subject to certain exceptions.

The combined company represents a pro forma market value of approximately $769 million at closing, or 2.58x 2022 estimated net revenue, assuming no shareholder redemption and the Company receiving $44.8 million cash from Orisun’s trust account.

Chardan is acting as an M&A and financial advisor to Orisun. Loeb & Loeb LLP is acting as legal advisor to Orisun. Davis Polk & Wardwell LLP is acting as the legal advisor to Ucommune.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement relating to the transaction, a copy of which will be filed by Orisun with the SEC as an exhibit to a Current Report on Form 8-K.

About Ucommune

Ucommune is China’s leading agile office space manager and provider. As of December 31, 2019, Ucommune managed 211 agile office spaces in 46 cities in Greater China and Singapore. Ucommune’s offline agile office space services include self-operated models of U Space, U Studio and U Design, as well as asset-light models U Brand and U Partner. Founded in 2015, Ucommune has created a large-scale intelligent agile office ecosystem where its members can leverage its network to reach their full potential and collectively create maximum value.

About Orisun Acquisition Corp.

Orisun Acquisition Corp. is incorporated in the State of Delaware as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Orisun’s efforts to identify a prospective target business have not been limited to a particular industry or geographic region, although Orisun intended to focus on targets located in China.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Orisun, Ucommune, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Orisun’s and Ucommune’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Orisun’s and Ucommune’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Orisun or Ucommune and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against Orisun or Ucommune following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of Orisun or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on NASDAQ following the business combination; (7) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that Ucommune or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified in the Form F-4 filed by Ucommune International (when available) relating to the business combination, including those under “Risk Factors” therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by Orisun and Ucommune. Orisun and Ucommune caution that the foregoing list of factors is not exclusive. Orisun and Ucommune caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Orisun or Ucommune undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Important Information

Ucommune International Ltd. (“Ucommune International”), Orisun Acquisition Corp. (“Orisun”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Orisun common stock in respect of the proposed transaction described herein. Information about Orisun’s directors and executive officers and their ownership of Orisun’s common stock is set forth in Orisun’s Annual Report on Form 10-K filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the Form F-4 pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated below.

In connection with the transaction described herein, Ucommune International will file relevant materials with the SEC including a Registration Statement on Form F-4. Promptly after the registration statement is declared effective, Orisun will mail the proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ORISUN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ORISUN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORISUN, UCOMMUNE AND THE TRANSACTION. The proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Orisun with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

Wei Chen

Chief Executive Officer, Chairman and President

Orisun Acquisition Corp.

Tel: 917-293-9588

Ucommune Group Holdings Limited

Zhimo Zhao

Investor Relations

Tel: 8610-13501369535

Email: zhaozm@ucommune.com

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